                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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  Dollars in millions
                                                                                 Twelve months ended December 31
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                                                               1999            1998            1997            1996            1995
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
  Earnings:
    Net income                                                $2 055           $963           $1 465          $1 574          $1 296
    Add: income taxes                                          1 059            454              689             758             610
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                                           71             79               40              25              16
    Add: fixed charges, excluding interest
      on deposits                                              7 207          8 584            7 756           6 502           5 452
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  Earnings available for fixed charges,
    excluding interest on deposits                            10 250          9 922            9 870           8 809           7 342
  Add: interest on deposits                                    2 253          2 823            2 753           2 541           2 520
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  Earnings available for fixed charges,
    including interest on deposits                            12 503         12 745           12 623          11 350          9 862
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Fixed charges:
  Interest expense, excluding interest on
    deposits                                                   7 176          8 537            7 728           6 470           5 414
  Interest factor in net rental expense                           31             47               28              32              38
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  Total fixed charges, excluding interest on
    deposits                                                   7 207          8 584            7 756           6 502           5 452
  Add: interest on deposits                                    2 253          2 823            2 753           2 541           2 520
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Total fixed charges, including interest
    on deposits                                                9 460         11 407           10 509           9 043           7 972
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Ratio of earnings to fixed charges:
  Excluding interest on deposits                                1.42           1.16             1.27            1.35            1.35
  Including interest on deposits                                1.32           1.12             1.20            1.26            1.24
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

                                   EXHIBIT 12

Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                                    Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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  Dollars in millions
                                                                                         Twelve months ended December 31
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                                                                              1999        1998        1997        1996        1995
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
  Earnings:
    Net income                                                               $2 055        $963      $1 465      $1 574      $1 296
    Add: income taxes                                                         1 059         454         689         758         610
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                                                          71          79          40          25          16
    Add: fixed charges, excluding interest
      on deposits                                                             7 260       8 637       7 756       6 502       5 452
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  Earnings available for fixed charges,
    excluding interest on deposits                                           10 303       9 975       9 870       8 809       7 342
  Add: interest on deposits                                                   2 253       2 823       2 753       2 541       2 520
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  Earnings available for fixed charges,
    including interest on deposits                                           12 556      12 798      12 623      11 350      9 862
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Fixed charges:
  Interest expense, excluding interest on
    deposits                                                                  7 176       8 537       7 728       6 470       5 414
  Interest factor in net rental expense                                          31          47          28          32          38
    Preferred stock dividends                                                    53          53          51          49          35
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  Total fixed charges, excluding interest
    on deposits                                                               7 260       8 637       7 807       6 551       5 487
  Add: interest on deposits                                                   2 253       2 823       2 753       2 541       2 520
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Total fixed charges, including interest
    on deposits                                                               9 513      11 460      10 560       9 092       8 007
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Ratio of earnings to fixed charges and
 preferred stock dividends:
  Excluding interest on deposits                                               1.42        1.15        1.26        1.34        1.34
  Including interest on deposits                                               1.32        1.11        1.20        1.25        1.23
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